Exhibit 8.2

[GRAY CARY LOGO]

2000 University Avenue

East Palo Alto, CA 94303-2248

www.graycary.com

O] 650-833-2000

F] 650-833-2001

October 22, 2003

Data Junction Corporation

2201 Northland Drive

Austin, Texas 78756

Ladies and Gentlemen:

This opinion is being delivered to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of a registration statement on Form S-4 of a Proxy Statement/Prospectus (the “Registration Statement”) pursuant to the Merger Agreement dated as of August 8, 2003 (the “Merger Agreement”) by and among Pervasive Software, Inc. (“Pervasive”), Ramal Acquisition Corp. (“Merger Sub”), Data Junction Corporation (“Data Junction”), Michael E. Hoskins, The Hoskins 2003 Charitable Remainder Unitrust with Makeup, Darrell G. Blandford, The Blandford 2003 Charitable Remainder Unitrust with Makeup, Gregory E. Grosh, The Gregory E. Grosh Charitable Remainder Unitrust (Gregory E. Grosh Trustee), Ron S. Dougherty and Computershare Trust Company, Inc., as Escrow Agent. Pursuant to the Merger Agreement, Data Junction will merge with and into Merger Sub (the “Merger”).

Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

We have acted as legal counsel to Data Junction in connection with the preparation and execution of the Merger Agreement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Merger Agreement; (2) representations and warranties made to us by Pervasive, Merger Sub and Data Junction in certain tax representation letters (the “Tax Representation Letters”); (3) the facts, statements, descriptions and representations set forth in the Registration Statement; and (4) such other instruments and documents related to the formation, organization and operation of Pervasive, Merger Sub and Data Junction or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

AUSTIN    LA JOLLA    SACRAMENTO    SAN DIEGO    SAN FRANCISCO    SEATTLE    SILICON VALLEY    WASHINGTON, DC

GRAY CARY WARE & FREIDENRICH LLP

Data Junction Corporation

October 22, 2003

Page Two

In connection with rendering this opinion, we have assumed (and are relying thereon, without any independent investigation or review thereof):

1. the truth and accuracy, as of the date hereof and at the Effective Time, of the statements, covenants, representations and warranties contained in the Merger Agreement, in the Tax Representation Letters that have been provided to us and that were issued in support of this opinion, and in the Registration Statement and other documents related to Pervasive and Data Junction as we have deemed necessary or appropriate for purposes of issuing this opinion;

2. consummation of the Merger in accordance with the Merger Agreement, without any waiver, breach or amendment of any material provisions of the Merger Agreement, the effectiveness of the Merger under applicable state law, and the performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provisions thereof;

3. the accuracy, without qualification, of any representation or statement made “to the knowledge of” or similarly qualified, and as to all matters in which a person or entity is making a representation that such person or entity is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement inconsistent with such representation, there is in fact no such plan, intention, understanding, or agreement inconsistent with such representation;

4. the reporting of the Merger as a reorganization, within the meaning of Section 368(a) of the Code, by Pervasive and Data Junction in their respective federal income tax returns;

5. the fair market value of the Pervasive common stock (as of the Effective Time of the Merger) received by Data Junction shareholders pursuant to the merger will equal or exceed 50% of the total consideration received by the Data Junction shareholders (including shareholders who exercise dissenters’ rights) in exchange for their shares of Data Junction common stock;

6. the absence of any occurrence since the date of the Tax Representation Letters, which change could have caused any of the declarations and representations contained in those letters to be untrue, incorrect or incomplete in any respect at any time since that date; and

7. the authenticity of original documents (including signatures), conformity to the originals of documents submitted to us as copies, and due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as they constitute statements of law or legal conclusions, constitute our opinion as to such tax consequences. We

GRAY CARY WARE & FREIDENRICH LLP

Data Junction Corporation

October 22, 2003

Page Three

express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein or in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”

This opinion addresses only the matters described above. No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any foreign, federal, state or local tax law.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if any of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Because this opinion is being delivered prior to consummation of the Merger, it must be considered prospective and dependent upon the consummation of the Merger in accordance with the Merger Agreement. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion has been delivered to you only for the purpose stated. It is intended for the benefit of Data Junction and the stockholders of Data Junction and may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/  Gray Cary Ware & Freidenrich

GRAY CARY WARE & FREIDENRICH LLP